Exhibit 77Q1e
SUB-INVESTMENT ADVISORY AGREEMENT
April 1, 2006
Credit Suisse Asset Management Limited
Izumi Garden Tower, Level 27
1-6-1 Roppongi
Minato-ku, Tokyo 106-6024
Japan

Dear Sir/Madam:

Credit Suisse Global Small Cap Fund, Inc. the Fund, a
corporation organized and existing under the laws of
Maryland and Credit Suisse Asset Management, LLC, as
investment adviser to the Fund Credit Suisse, herewith
confirm their agreement with Credit Suisse Asset
Management Limited the Sub-Adviser, a corporation
organized under
the laws of Japan, as follows:
1.	Investment Description; Appointment
The Fund desires to employ the capital of the Fund by
investing and reinvesting in securities of the kind and
in accordance with the limitations specified in the
Funds Articles of Incorporation as may be amended from
time to time the Articles of Incorporation, and in the
Funds Prospectuses and Statement of Additional
Information, as from time to time in effect the
Prospectus and SAI, respectively, and in such manner
and to such extent as may from time to time be approved
by the Board of Directors of the Fund. Copies of the
Prospectus, SAI and Articles of Incorporation have been
or will be submitted to the Sub-Adviser. The Fund agrees
to promptly provide the Sub-Adviser copies of all
amendments to the Prospectus and SAI on an on-going basis.
The Fund employs Credit Suisse as its investment adviser.
Credit Suisse desires to employ and hereby appoints the
Sub-Adviser to act as its sub-investment adviser upon the
terms set forth in this Agreement. The Sub-Adviser accepts
the appointment and agrees to furnish the services
set forth below for the compensation provided for herein.
2.	Services as Sub-Investment Adviser
(a)	Subject to the supervision and direction of Credit
Suisse, the Sub-Adviser will provide investment advisory
and portfolio management advice to all or that portion of
the Funds assets designated by Credit Suisse from time to
time the Assets in accordance with (a) the Articles of Incorporation, (b) the Investment Company Act of 1940, as
amended the 1940 Act, and the Investment Advisers Act of
1940, as amended the Advisers Act, and all applicable Rules
and Regulations of the SEC and all other applicable laws
and regulations, and (c) the Funds investment objective
and policies as stated in the Prospectus and SAI and
investment parameters provided by Credit Suisse from
time to time. In connection therewith, the Sub-Adviser will, as requested by Credit Suisse, provide one or all of the
following services (i)	manage the Assets or furnish
recommendations to manage the Assets in accordance with the
Funds investment objective and policies(ii) make investment decisions or recommendations with respect to the Assets
(iii)	will place purchase and sale orders for securities
on behalf of the Fund with respect to the Assets
(iv)	exercise, or give advice in relation to the
exercise of, voting rights with respect to the Assets and
(v)	furnish Credit Suisse and the Funds Board of Directors
with such periodic and special reports as the Fund or Credit
Suisse may reasonably request.
In providing those services, the Sub-Adviser will, if
requested by Credit Suisse, provide investment research and supervision of the Assets and conduct a continued program of investment, evaluation and, if appropriate, sale and
reinvestment of the Assets. (b)	In connection with the
performance of the services of the Sub-Adviser provided for
herein, the Sub-Adviser may contract at its own expense with third parties for the acquisition of research, clerical
services and other administrative services that would not
require such parties to be required to register as an
investment adviser under the Advisers Act provided that the Sub-Adviser shall remain liable for the performance of its
duties hereunder.3.	Execution of Transactions Services
of the Sub-Adviser Non-Exclusive
(a)	If applicable, in executing transactions for the
Assets, selecting brokers or dealers and negotiating any
brokerage commission rates, the Sub-Adviser will use its
best efforts to seek best execution. In assessing best
execution available for any portfolio transaction, the
Sub-Adviser will consider all factors it deems relevant
including, but not limited to, the breadth of the market
in the security, the price of the security, the financial
condition and execution capability of the broker or dealer
and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best
overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable the Sub-Adviser may consider any brokerage and research
services as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 provided to the Sub-Adviser or to Credit Suisse for use on behalf of the Fund or other clients of the Sub-Adviser or Credit Suisse.
(b)	It is understood that the services of the Sub-Adviser
are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other
investment companies or from engaging in other activities,
provided that those activities do not adversely affect the
ability of the Sub-Adviser to perform its services under this Agreement. The Fund and Credit Suisse further understand and acknowledge that the persons employed by the Sub-Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing
contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement.
(c)	If applicable, on occasions when the Sub-Adviser deems
the purchase or sale of a security to be in the best interest of the Fund as
well as of other investment advisory clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable, in the judgment of the Sub-Adviser, in the exercise of its fiduciary obligations to the Fund and to such other clients. The Fund recognizes that the effect of the aggregation may operate on some occasions to the Funds advantage or disadvantage. The Sub-Adviser shall provide to Credit Suisse and the Fund all information reasonably requested by Credit Suisse and the Fund relating to the decisions made by the Sub-Adviser regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Fund and the Sub-Advisers other investment advisory clients.
(d)	If applicable, in connection with the purchase and sale
of securities for the Fund, the Sub-Adviser will provide such information as may be reasonably necessary to enable the custodian and co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Fund.
4.	Disclosure Regarding the Sub-Adviser
(a)	The Sub-Adviser has reviewed the disclosure about the
Sub-Adviser contained in the Funds registration statement and represents and warrants that, with respect to such disclosure about the Sub-Adviser or information related, directly or indirectly, to the Sub-Adviser, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not
misleading.(b)	The Sub-Adviser agrees to notify Credit Suisse and
the Fund promptly of (i) any statement about the Sub-Adviser contained in the Funds registration statement that becomes untrue in any material respect, (ii) any omission of a material fact about the Sub-Adviser in the Funds registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading, or (iii) any reorganization or change in the Sub-Adviser, including any change in its ownership or
key employees.(c)	Prior to the Fund or Credit Suisse or any
affiliated person as defined in the 1940 Act, an Affiliate of either using or distributing sales literature or other promotional material referring to the Sub-Adviser Promotional Material, the
Fund or Credit Suisse, where applicable, shall forward such
material to the Sub-Adviser and shall allow the Sub-Adviser reasonable time to review the material. The Sub-Adviser will not act unreasonably in its review of Promotional Material and the Fund or Credit Suisse, where applicable, will use all reasonable efforts to ensure that all Promotional Material used or distributed by or on behalf of the Fund or Credit Suisse will comply with the requirements of the Advisers Act, the 1940 Act and the rules and
regulations promulgated thereunder.(d)	The Sub-Adviser has
supplied Credit Suisse and the Fund copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply Credit Suisse and the Fund, promptly upon preparation thereof, copies of all amendments or restatements of such document.
5.	Representations and Warranties
5.1	The Sub-Adviser represents and warrants that:
(a)	it is a duly registered investment adviser under the
Advisers Act, a duly registered investment adviser in any and all states of the United States in which the Sub-Adviser is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-Adviser covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.
(b)	it has read and understands the Prospectus and SAI and
warrants that in investing the Funds assets it will use all reasonable efforts to adhere to the Funds investment objectives, policies and restrictions contained therein.
(c)	it has adopted a written Code of Ethics in compliance
with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code.
5.2	The Fund represents and warrants that
(a)	it has full power to enter into the terms of this
Agreement and to enter into transactions contemplated by this Agreement and that its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this
Agreement will result in any default under any contract or other agreement or instrument to which the Fund is a party, or any statute or rule, regulation or order of any governmental agency or body applicable to the Fund.
(b)	information which has been provided to the Sub-Adviser
in relation to the Funds status, residence and domicile for
taxation purposes is complete and correct, and the Fund agrees to provide any further information properly required by any
competent authority.
(c)	it will notify the Sub-Adviser promptly if there is
any material change in any of the above information and will provide such other relevant information as the Sub-Adviser may reasonably request in order to fulfill its regulatory and contractual obligations. The Fund acknowledges that a failure to provide such information may adversely affect the quality of the services that the Sub-Adviser may provide.
5.3	Credit Suisse represents and warrants that it has full
power to enter into the terms of this Agreement and to enter into transactions contemplated by this Agreement and that neither its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this Agreement will result in any default under any contract or other agreement or
instrument to which Credit Suisse is a party, or any statute or rule, regulation or order of any governmental agency or body applicable to Credit Suisse.
6	Compliance
(a)	The Sub-Adviser agrees that it shall promptly notify
Credit Suisse and the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations suspended or revoked its registration as an investment adviser or has commenced proceedings or an investigation that may result in any of these actions,
(ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the
Sub-Advisers investing the Funds assets, the Funds
investment portfolio has ceased to adhere to the Funds
investment objectives, policies and restrictions as stated in the Prospectus or SAI or is otherwise in violation of
applicable law.
(b)	Credit Suisse agrees that it shall promptly notify the
Sub-Adviser in the event that the SEC has censured Credit
Suisse or the Fund placed limitations upon any of their
activities, functions or operations suspended or revoked Credit Suisses registration as an investment adviser or has commenced proceedings or an investigation that may result in any of these actions.
(c)	The Fund and Credit Suisse shall be given access to the
records with respect to the Fund of the Sub-Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Fund. The Sub-Adviser agrees to cooperate with the Fund and Credit Suisse and their representatives in
connection with any such monitoring efforts.
7.	Books and Records
(a)	In compliance with the requirements of Rule 31a-3 under
the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940
Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein.
(b)	The Sub-Adviser hereby agrees to furnish to regulatory
authorities having the requisite authority any information or reports in connection with services that the Sub-Adviser renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.
8.	Provision of Information; Proprietary and Confidential
Information
(a)	Credit Suisse agrees that it will furnish to the
Sub-Adviser information related to or concerning the Fund that the Sub-Adviser may reasonably request.
(b)	The Sub-Adviser agrees on behalf of itself and its
employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the
Fund, Credit Suisse and prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing of the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities provided however that such prior notification and/or approval shall not be required in the event that the Sub-Adviser is required to furnish information relating to the Fund to regulatory authorities and governmental agencies having due authority over the Sub-Adviser.
(c)	The Sub-Adviser represents and warrants that neither it
nor any affiliate will use the name of the Fund, Credit Suisse or any of their affiliates in any prospectus, sales literature or other material in any manner without the prior written approval of the Fund or Credit Suisse, as applicable.
9.	Standard of Care The Sub-Adviser shall exercise its best
judgment in rendering the services described herein. The
Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Credit
Suisse in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable for a loss resulting from a breach of fiduciary duty by the Sub-Adviser with respect to the receipt of compensation for services provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or Credit
Suisse or to shareholders of the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisers reckless disregard of its obligations and duties under this Agreement. The Fund and
Credit Suisse understand and agree that the Sub-Adviser may rely upon information furnished to it reasonably believed by the Sub-Adviser to be accurate and reliable and, except as herein provided, the Sub-Adviser shall not be accountable for loss suffered by the Fund by reason of such reliance of the
Sub-Adviser.
10.	Compensation
In consideration of the services rendered pursuant to this Agreement, Credit Suisse will pay the Sub-Adviser such amounts as the parties may agree upon from time to time as set forth on Schedule A, as amended from time to time.
11.	Expenses
(a)	The Sub-Adviser will bear all expenses in connection
with the performance of its services under this Agreement,
which shall not include the Fund's expenses listed in paragraph
11(b).
(b)	The Fund will bear certain other expenses to be
incurred in its operation, including: investment advisory and administrative fees taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of Credit Suisse or the Sub-Adviser or affiliates of any of them; fees of any pricing service employed to value shares of the Fund SEC fees, state
Blue Sky qualification fees and any foreign qualification fees charges of custodians and transfer and dividend disbursing agents the Funds proportionate share of insurance premiums outside auditing and legal expenses; costs of maintenance of the Funds existence costs attributable to investor services, including, without limitation, telephone and personnel expenses costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders costs of shareholders reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses.
12.	Term of Agreement
This Agreement shall commence on the date first written above and shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a)
the Board of Directors of the Fund or (b) a vote of a majority as defined in the 1940 Act of the Funds outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not interested persons as defined the 1940 Act of any party
to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, (i) by Credit Suisse on 60 (sixty)
days written notice to the Fund and the Sub-Adviser, (ii) by the Board of Directors of the Fund or by vote of holders of a majority of the Fund's shares on 60 (sixty) days written notice to Credit Suisse and the Sub-Adviser, or (iii) by the
Sub-Adviser upon 60 (sixty) days written notice to the Fund
and Credit Suisse. This Agreement will also terminate
automatically in the event of its assignment as defined in the
1940 Act by any party hereto. In the event of termination of this Agreement for any reason, all records relating to the Fund kept by the Sub-Adviser shall promptly be returned to Credit
Suisse or the Fund, free from any claim or retention of rights in such records by the Sub-Adviser. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in paragraph numbers 4(c), 7, 8 and 9 shall remain in effect.
13.	Amendments
No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no
amendment of this Agreement shall be effective until approved by an affirmative vote of (a) the holders of a majority of the outstanding voting securities of the Fund and (b) the Board of Directors of the Fund, including a majority of Directors who are not interested persons as defined in the 1940 Act of the
Fund or of either party to this Agreement, by vote cast in
person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
14.	Notices
14.1	All communications hereunder shall be given (a) if to
the Sub-Adviser, to Credit Suisse Asset Management Limited,
Izumi Garden Tower Level 27 6-1, Roppongi 1-Chome, Minato-ku,
Tokyo 106-6024 Japan Attention Legal and Compliance,
telephone 81-3-5425-5544, telecopy 81-3-5425-5525, (b) if to
Credit Suisse, to Credit Suisse Asset Management, LLC, 466
Lexington Avenue, New York, New York 10017-3147 Attention
General Counsel, telephone (212) 878-0600, telecopy (646)
878-9351, and (c) if to the Fund, c/o Credit Suisse Funds,
466 Lexington Avenue, New York, New York 10017-3147,
telephone (212) 878-0600, telecopy (212) 878-9351
Attention President.
14.2	The Sub-Adviser may rely on, and act without further
enquiry upon, any instruction, notice or request of any
person(s) who is or who the Sub-Adviser reasonably believes
in good faith to be person(s) designated by Credit Suisse or the Fund to give such instruction, notice or request, and
further provided that such instruction, notice or request is made in writing and sent by original signed letter, facsimile or electronic means in accordance with the provisions of
Clause 14.1.
14.3	Credit Suisse and the Fund will provide a list of
person(s) who are authorized to give instructions and sign
documents and take other actions in respect of the Assets.
Credit Suisse or the Fund shall notify the Sub-Adviser
promptly of any amendment to such list and provide specimen signatures of new signatories, and the Sub-Adviser shall accept any such amendments.
15	Choice of Law
This Agreement shall be governed by, and construed in
accordance with, the laws of the State of New York in the
United States, including choice of law principles provided
that nothing herein shall be construed in a manner
inconsistent with the 1940 Act, the Advisers Act or any
applicable rules, regulations or orders of the SEC.
16	Miscellaneous
(a)	The captions of this Agreement are included for
convenience only and in no way define or limit any of the
provisions herein or otherwise affect their construction or
effect.
(b)	If any provision of this Agreement shall be held or
made invalid by a court decision, by statute or otherwise,
the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall
be deemed to be severable.
(c)	Nothing herein shall be construed to make the
Sub-Adviser an agent of Credit Suisse or the Fund.
(d)	This Agreement may be executed in counterparts,
with the same effect as if the signatures were upon the same instrument.

17.	Japanese Regulatory Matters
The Sub-Adviser is regulated by the Financial Services
Agency (FSA) in carrying out its investment business and is also subject to applicable local laws and regulation.
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[signature page follows]

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:  /s/ Steven B. Plump
Name:	Steven B. Plump
Title:	Managing Director

CREDIT SUISSE GLOBAL SMALL CAP FUND, INC.

By:  /s/Steven B. Plump
Name: Steven B. Plump
Title:  Chief Executive Officer and President



CREDIT SUISSE ASSET MANAGEMENT LIMITED

By:  /s/Takanori Hiramoto
Name:	Takanori Hiramoto
Title:	President and Representative Director



SCHEDULE A
Credit Suisse will pay the Sub-Adviser a fee equal to 10% of the advisory fee (after waivers and reimbursements) paid by the Fund to Credit Suisse, one quarter of which shall be payable in U.S. dollars in arrears on the last business day of each calendar quarter. The fee for the first period during which this Agreement is in effect shall be pro-rated for the portion of the calendar quarter that the Agreement is in effect.